UNITED STATES

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Article for Institutional website

SEPTEMBER 10, 2018

Shareholder vote on important proposal to elect board members of American Funds and Capital Group funds

All American Funds and Capital Group funds shareholders or their representatives were sent proxy statements and ballots to vote on an important proposal for the upcoming American Funds and Capital Group funds shareholder meetings. This measure is designed primarily to streamline fund administration and to provide the funds with more operational flexibility.

What is the proposal?

Shareholders or their representatives are asked to vote on one proposal — the election of board members for each fund in which the shareholders invest. The election of nominated board slates (comprised of both current board members and newly nominated candidates) is intended to give each fund more flexibility and create efficiency, which will help manage the costs of the funds over the long term.

How do shareholders or their representatives vote?

Shareholders or their representatives received either a complete kit containing the full proxy statement and ballot or a notice outlining the proposal and informing shareholders how to access more detailed proxy and voting material. Shareholders with multiple accounts may receive multiple mailings. In this case, shareholders or their representatives should vote all ballots they receive.

The board of each fund believes that election of the proposed board member slate is in the best interests of shareholders and recommends that shareholders or their representatives vote  ‘FOR’ each of the nominees.

We want to hear from shareholders

Shareholder participation in this proxy vote is key. We recommend that you encourage shareholders to read the materials they received, as they contain important information regarding the proposal.

To cast their vote now, shareholders or their representatives may go to americanfunds.com/vote  or call the telephone number listed on their proxy card(s). Shareholders or their representatives should be sure to have their proxy materials handy as they will need their control number and security code before voting online. Shareholders or their representatives can also vote by mailing in their signed, dated and completed ballots. By responding promptly, shareholders will help reduce fund expenses by avoiding the need for follow-up solicitations. If you have questions or would like more information, please contact us.